EXECUTION COPY

                                CREDIT AGREEMENT

         This CREDIT AGREEMENT, dated as of June 2, 2000, by and between CENTENNIAL TECHNOLOGIES, INC., a Delaware corporation (the "BORROWER") and CITIZENS BANK OF MASSACHUSETTS, a Massachusetts bank (the "LENDER").

         In consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.        DEFINITIONS.

         All capitalized terms not defined herein but defined in APPENDIX A attached hereto shall have the meanings given to such terms in APPENDIX A attached hereto. All terms defined in this Agreement shall also have such defined meanings when used in the other Financing Documents or any certificate or other document made or delivered pursuant hereto or thereto, unless otherwise specified herein or therein.

         All references in this Agreement to Sections, Subsections, Exhibits, Schedules and Appendices refer to the Sections, Subsections, Exhibits, Schedules and Appendices of this Agreement unless otherwise indicated. All Exhibits, Schedules and Appendices attached to this Agreement are incorporated herein and made a part hereof.

SECTION 2.        THE LOANS.

     2.1 GENERAL.

     (a) Subject to the terms and conditions hereof, the Lender agrees to make revolving credit loans (hereinafter referred to collectively as the "LOANS" and each singly as a "LOAN") to the Borrower from time to time during the Revolving Credit Period; PROVIDED, HOWEVER, that the Total Credit Outstandings (after giving effect to all requested Loans and Letters of Credit) shall not at any time exceed Four Million and 00/100 Dollars ($4,000,000.00) (the "MAXIMUM AMOUNT"). During the Revolving Credit Period, the Borrower may from time to time borrow, repay and reborrow Loans, all in accordance with the terms and conditions hereof.

     (b) On the Closing Date, the Borrower shall execute and deliver to the Lender a certain Revolving Credit Note of the Borrower, dated as of the Closing Date, from the Borrower, evidencing the Loans, substantially in the form of EXHIBIT A attached hereto (the "NOTE").

     2.2 BORROWING BASE. Notwithstanding any provision contained in any of the Financing Documents to the contrary, the aggregate principal amount of the Loans outstanding, from time to time, shall never exceed the lesser of either (hereinafter referred to as the "BORROWING BASE"):




PEABODY & ARNOLD, LLP
Counsellors at Law

               (a) the Maximum Amount; or

               (b) Eighty Percent (80%) of the Eligible Accounts.

         Descriptions or determinations by the Lender regarding Eligible Accounts are intended solely for credit management for the Loans. Such descriptions and determinations are not intended and shall not be construed as any determination of actual value of any Collateral nor shall the same affect the security interests granted to the Lender under the Security Documents. The Borrower shall be responsible for all credit risks concerning all Accounts and Inventory of the Borrower. Determinations and descriptions of eligibility shall not alter in any way the status of Collateral as security for the Obligations.

     2.3 PROCEDURE FOR BORROWING. When making a request for any Loan, the Borrower shall deliver to the Lender an irrevocable notice thereof (which notice must be received by the Lender prior to 12:00 Noon, Boston, Massachusetts time one Business Day prior to the requested Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date. Each borrowing hereunder shall be in an amount not less than Fifty Thousand and 00/100 Dollars ($50,000.00) and in a whole multiple of Five Thousand and 00/100 Dollars ($5,000.00) in excess thereof. Such borrowing will then be made available to the Borrower by the Lender crediting the Borrower's loan account with the Lender with the amount so borrowed on such Borrowing Date.

     2.4 USE OF PROCEEDS. The proceeds of the Loans shall be used by the Borrower solely to finance the general working capital requirements of the Borrower and to refinance the Borrower's indebtedness to Intel Corporation at maturity.

     2.5 INTEREST RATE. Each Loan shall bear interest at a rate per annum equal to Prime Rate plus the Applicable Margin.

     2.6 PAYMENT OF LOANS. On the Maturity Date (or such earlier date on which the Loans become due and payable pursuant to subsection 9.1), the entire outstanding balance of the Loans (including without limitation, all unpaid principal, all accrued but unpaid interest and all unpaid fees, charges, costs and expenses) shall be immediately due and payable IN FULL. Until the Maturity Date (or such earlier date on which the Loans become due and payable pursuant to subsection 9.1), interest on the outstanding principal balance of the Loans shall be due and payable monthly, in arrears, on the last day of each calendar month, commencing with the first calendar month ending after the Closing Date; provided, however, any such interest accruing at the Default Rate shall be due and payable on demand.

     2.7 COMMITMENT FEE. The Borrower agrees to pay to the Lender an annual commitment fee calculated on the Maximum Amount at a rate per annum equal to the Facility Fee Rate. The commitment fee shall be payable quarterly in arrears on the last day of each calendar quarter for the calendar quarter then ending commencing on the first such date following the Closing Date, with a final payment on the Maturity Date or any earlier date on which the commitment of the Lender to make Loans shall terminate.

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

SECTION 3.        LETTERS OF CREDIT.

     3.1 GENERAL.

     (a) Subject to the terms and conditions hereof, the Lender agrees to issue Letters of Credit (the "LETTERS OF CREDIT") for the account of the Borrower on any Business Day during the Revolving Credit Period in such form as may be approved from time to time by the Lender; PROVIDED HOWEVER, that the Maximum L/C Drawing Amount (after giving effect to all requested Letters of Credit) shall not at any time exceed Five Hundred Thousand and 00/100 Dollars ($500,000.00); and PROVIDED FURTHER, HOWEVER, that the Total Revolving Credit Outstandings (after giving effect to all requested Loans and Letters of Credit) shall not at any time exceed the Maximum Amount.

     (b) Each Letter of Credit shall:

              (i) be denominated in Dollars and shall be a standby letter of credit issued to support obligations of the Borrower, contingent or otherwise, in connection with the working capital and business needs of the Borrower and its Subsidiaries in the ordinary course of business; and

              (ii) expire no later than the earlier of (A) five (5) Business Days prior to the Maturity Date or (B) one year after the date of issuance thereof.

     (c) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of The Commonwealth of Massachusetts.

     (d) The Lender shall not at any time be obligated to issue any Letter of Credit on behalf of the Borrower hereunder if such issuance would conflict with, or cause the Lender to exceed any limits imposed by, any Requirement of Law applicable to the Lender.

     3.2 PROCEDURE FOR ISSUANCE OF LETTERS OF CREDIT. The Borrower may from time to time request that the Lender issue a Letter of Credit by delivering to the Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Lender, and such other certificates, documents and other papers and information as the Lender may request. Upon receipt of any Application, the Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Lender be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Lender and the Borrower. The Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof.

     3.3 FEES AND CHARGES.  The Borrower  shall pay or reimburse  the Lender for
(i) an annual fee of one and one-half percent (1.50%) of the amount of each such Letter of Credit to be established by Lender, payable annually in advance and
(ii) such reasonable, normal and customary fees, commissions, costs and expenses as are incurred by the Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit substantially in accordance with the International Banking Fees schedule attached hereto as Appendix E, as the same may be amended from time to time.


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

     3.4 REIMBURSEMENT OBLIGATION OF THE BORROWER.

     (a) The Lender shall notify the Borrower promptly of each drawing under a Letter of Credit. The Borrower agrees to reimburse the Lender on each date on which the Lender first notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Lender for the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by the Lender in connection with such payment; PROVIDED, HOWEVER, that if such notification is provided by Lender after 3:00 p.m., reimbursement by the Borrower under this Section 3.4(a) shall be made on the following Business Day. Each such payment shall be made to the Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds.

     (b) Interest shall be payable on any and all amounts remaining unpaid by the Borrower under subsection 3.4(a), (i) from the date the draft presented under the affected Letter of Credit is paid to the date on which the Borrower is required to pay such amounts pursuant to paragraph (a) of this subsection at the rate which would then be payable on any Loan hereunder and (ii) thereafter, until payment in full at the Late Rate.

     (c) Each drawing under any Letter of Credit shall constitute a request by the Borrower to the Lender for a Loan in the amount of such drawing (but without any requirement that the Borrower deliver to the Lender a prior notice of such request). The Borrowing Date with respect to such borrowing shall be the date of such drawing.

     3.5 OBLIGATIONS ABSOLUTE.

     (a) The obligations of the Borrower under this SECTION 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Lender, or any beneficiary of a Letter of Credit.

     (b) The Borrower also agrees that the Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under subsection 3.4(a) shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee.

     (c) The Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors, omissions, interruptions or delays caused by the Lender's gross negligence or willful misconduct.

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

     (d) The Borrower agrees that any action taken or omitted by the Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Customs, and to the extent not inconsistent therewith, the Uniform Commercial Code of The Commonwealth of Massachusetts, shall be binding on the Borrower and shall not result in any liability of the Lender to the Borrower.

SECTION 4. GENERAL PROVISIONS  REGARDING PAYMENTS AND INTEREST RATES AND LETTERS
           OF CREDIT.

     4.1 METHOD OF PAYMENT. All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, Boston, Massachusetts time, on the due date thereof to the Lender, at the Lender's office specified in subsection 11.4 (or such other place as the Lender may specify in writing from time to time), in Dollars and in immediately available funds. Payments received by the Lender after such time shall be deemed to have been received on the next Business Day. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. The Borrower hereby authorizes the Lender to charge or debit any deposit account of the Borrower with the Lender to affect any payment due hereunder.

     4.2 PREPAYMENTS.

     (a) The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty. Partial prepayments shall be in the aggregate principal amount of not less than Fifty Thousand and 00/100 Dollars ($50,000.00) and in a whole multiple of Five Thousand and 00/100 Dollars ($5,000.00) in excess thereof. No partial prepayment shall postpone or extend the date on which any principal or interest is otherwise due under any Loan hereunder.
     (b) All amounts received for the prepayment of Loans shall be applied to the Obligations as follows, so long as no Event of Default has occurred and is continuing: first, to any fees, charges, costs and expenses then owed by the Borrower to the Lender and second, to the unpaid principal balance of the Loans. Upon the occurrence and during the continuation of any Event of Default, all amounts received for the prepayment of Loans shall be applied to the Obligations in such manner as the Lender may reasonably determine.

     4.3 DEFAULT RATE.

     (a) Notwithstanding any provision contained in this Agreement or any other Financing Document to the contrary, if there shall occur and be continuing any Default or Event of Default under Section 9 of this

         Agreement, any Loans then outstanding shall bear interest at a rate per annum (hereinafter referred to as the "DEFAULT RATE") which is equal to the interest rate that would otherwise be applicable to a Loan under this Agreement, plus two percent (2%), from the date of such Default or Event of Default until such Default or Event of Default is cured to Lender's sole satisfaction or waived by Lender in an instrument in writing (after as well as before judgment).

     (b) Notwithstanding any provision contained in this Agreement or any other Financing Document to the contrary, in no event shall the amount paid or agreed to be paid by the Borrower (or any other Person) as interest or as a premium on the Loans or any other Obligations exceed the highest lawful rate permissible under any law applicable thereto.

     4.4 COMPUTATION OF INTEREST AND FEES. Interest and all fees payable hereunder shall be computed daily on the basis of a year of 360 days and paid for the actual number of days for which due. Any change in the interest rate on a Loan resulting from a change in the Prime Rate shall become effective as of the opening of business on the day on which such change becomes effective. Interest under the Loans shall accrue on each day or part thereof (including any day which is not a Business Day) that any principal is outstanding thereunder. Each determination of an interest rate by the Lender pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower in the absence of manifest error.

     4.5 LOAN STATEMENTS. All advances by the Lender to or for the benefit of the Borrower pursuant to this Agreement shall be charged to the loan account or accounts opened in the Borrower's name on the Lender's books. The Lender will periodically render to the Borrower statements of such loan account or accounts, which shall, to the extent permitted by applicable law, constitute prima facie evidence of the existence and amounts of the outstanding Loans; PROVIDED, HOWEVER, the failure of the Lender to render any such statement to the Borrower, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) all of the Loans, in accordance with the terms and conditions of this Agreement and the other Financing Documents.

SECTION 5. CONDITIONS PRECEDENT.

     5.1 CONDITIONS TO EFFECTIVENESS AND INITIAL EXTENSIONS OF CREDIT. The effectiveness of this Agreement and the agreement of the Lender to make the initial Extension of Credit requested to be made by it is subject to the satisfaction, immediately prior to or concurrently with the making of such Extension of Credit on the Closing Date, of the following conditions precedent:

     (a) FINANCING DOCUMENTS. The Lender shall have received the following Financing Documents, each as duly executed by the parties thereto, with their signatures properly witnessed and notarized thereon where indicated: (i) this Agreement; (ii) the Note conforming to the requirements hereof; and (iii) the Security Agreement.

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

     (b) ACTIONS TO PERFECT LIENS. The Lender shall have received evidence in form and substance reasonably satisfactory to it that all filings, recordings and registrations, including, without limitation, the filing of duly executed financing statements on form UCC-1 and filings of the Security Documents at the United States Patent and Trademark Office, necessary or, in the opinion of the Lender, desirable to perfect the Liens created by the Security Documents shall have been completed (or, to the extent that any such filings, recordings, registrations and other actions shall not have been completed, arrangements satisfactory to the Lender for the completion thereof shall have been made).

     (c) PLEDGED NOTES. The Lender shall have received the original note or notes referenced in Section 8.12(e).

     (d) LIEN SEARCHES. The Lender shall have received the results of a recent search by a Person reasonably satisfactory to the Lender, of the UCC, judgment and tax lien filings which may have been filed with respect to personal property of the Borrower and each of its Subsidiaries in the jurisdictions set forth in APPENDIX B, and the results of such search shall be satisfactory to the Lender.

     (e) UCC-3 TERMINATION STATEMENTS. The Lender shall have received UCC-3 termination statements and any other instrument necessary to terminate the Liens granted by the Borrower to any Person (other than Permitted Liens) (or, to the extent that any such UCC-3 termination statements or any other instrument shall not have been obtained and filed, arrangements satisfactory to the Lender for the obtaining and filing thereof shall have been made).

     (f) SUBORDINATION AGREEMENT. The Lender shall have received the Subordination Agreement as duly executed by the parties thereto, with their signatures properly witnessed and notarized thereon where indicated.

     (g) CORPORATE PROCEEDINGS OF THE BORROWER. The Lender shall have received a copy of the resolutions, in form and substance satisfactory to the Lender, of the Board of Directors of the Borrower authorizing (i) the execution, delivery and performance of this Agreement and the other Financing Documents to which it is a party, (ii) the Extensions of Credit contemplated hereunder and (iii) the granting by it of the Liens created pursuant to the Security Documents to which Borrower is a party, all as certified by the Secretary or an Assistant Secretary of the Borrower as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Lender and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

     (h) BORROWER INCUMBENCY CERTIFICATE. The Lender shall have received a certificate of the Borrower, dated as of the Closing Date, as to the incumbency and signature of the officers of the Borrower executing any Financing Document reasonably satisfactory in form and substance to the Lender, executed by the President or any Vice President and the Secretary or an Assistant Secretary of the Borrower.

     (i) CORPORATE PROCEEDINGS OF SUBSIDIARIES. The Lender shall have received a copy of the resolutions, in form and substance reasonably satisfactory to the Lender, of the Board of Directors of each Subsidiary of the Borrower authorizing (i) the execution, delivery and performance of the

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

         Financing Documents to which it is a party and (ii) the granting by it of the Liens created pursuant to the Security Documents to which it is a party, all as certified by the Secretary or an Assistant Secretary of each such Subsidiary as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Lender and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

     (j) CORPORATE DOCUMENTS. The Lender shall have received true and complete copies of the Certificate of Incorporation and By-Laws of each of the Borrower and its Subsidiaries, as certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Borrower or such Subsidiary, whichever is applicable.

     (k) LEGAL EXISTENCE, GOOD STANDING, TAX GOOD STANDING AND FOREIGN QUALIFICATION CERTIFICATES. The Lender shall have received certificates of legal existence, good standing, tax good standing and foreign qualification for each of the Borrower and its Subsidiaries, all of recent date issued by the appropriate Governmental Authorities.

     (l) INSURANCE. The Lender shall have received evidence in form and substance satisfactory to it that all of the requirements regarding the maintenance of insurance (other than life insurance) contained in this Agreement and the Security Documents shall have been satisfied.

     (m) LANDLORD'S CONSENT AND WAIVER OF LIEN. The Lender shall have received a landlord's consent and waiver of lien from the Borrower's landlord in Wilmington, Massachusetts, together with a true, correct and complete copy of the Borrower's real estate lease with such landlord attached thereto. Such landlord's consent and waiver of lien must be in form and substance acceptable to the Lender.

     (n) BORROWING BASE CERTIFICATE; AGING REPORT. The Lender shall have received (i) a Borrowing Base Certificate; and (ii) a report summarizing all agings of Account and all Inventory, in such form and with such detail or information as the Lender may reasonably request, all as completed and signed by a Responsible Officer of the Borrower.

     (o) LEGAL OPINION. The Lender shall have received an executed legal opinion of Goodwin, Procter & Hoar LLP, counsel to the Borrower, covering such matters related to the transactions contemplated by this Agreement and the other Financing Documents as the Lender may reasonably request. Such legal opinion shall be in a form and substance reasonably acceptable to the Lender and its counsel.

     5.2 CONDITIONS TO EACH EXTENSION OF CREDIT. The agreement of the Lender to make any Extension of Credit requested to be made by it on any date (including, without limitation, its initial Extension of Credit), and the agreement of the Lender to issue any Letter of Credit for which an Application is presented, is subject to the satisfaction of the following conditions precedent:

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

     (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Borrower and the other Loan Parties in or pursuant to the Financing Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

     (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit requested to be made on such date.

     (c) BORROWING REQUESTS AND APPLICATIONS. The Lender shall have received a request or Application for such Loan or Letter of Credit if and as required by this Agreement.

     (d) INITIAL EXAMINATION. The Lender shall have completed its initial inspection and examination of (i) the financial records, and other books and records of the Borrower and its Subsidiaries, (ii) the property and facilities of the Borrower and its Subsidiaries, and (iii) customer, supplier and management references of the Borrower and its Subsidiaries. In connection therewith, the Borrower shall, and shall cause each of its Subsidiaries to, cooperate with Lender in arranging and carrying out Lender's initial inspection and examination by permitting representatives of Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records and to discuss the business, operations, properties and financial and other conditions of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

     (e) POST-CLOSING LETTER. The Borrower shall have provided the Lender with each of the items set forth in any Post-Closing Letter dated the date hereof in accordance with the terms thereof. Unless waived in writing by the Lender, the Borrower's failure to fully satisfy each of the conditions subsequent set forth in said letter within the applicable time periods, shall constitute a Default under Section 9.1(d) of this Agreement.

Each borrowing by and Letter of Credit issued on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that the conditions contained in clauses (a) and (b) of this subsection have been satisfied.

SECTION 6.        REPRESENTATIONS AND WARRANTIES.

         To induce the Lender to enter into this Agreement and to make the Loans and issue in the Letters of Credit, the Borrower hereby represents and warrants to the Lender that, except as otherwise described in the MASTER DISCLOSURE SCHEDULE attached hereto:

     6.1 FINANCIAL CONDITION. The Borrower has furnished to the Lender the audited financial reports for the years ended March 31, 1998, March 31, 1999 and March 25, 2000 (collectively, the "INITIAL FINANCIAL STATEMENTS"). The Initial Financial Statements were prepared in accordance with GAAP, consistently maintained and applied throughout the periods covered thereby (except as may be noted therein) and fairly present the financial condition of the Borrower on the respective dates thereof and the results of the Borrower's operations for the respective periods covered thereby.

     6.2 NO CHANGE. Since March 25, 2000, (a) there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect, (b) there has been no sale, transfer or other disposition by the Borrower of any material part of its business or property and no purchase or other acquisition of any business or property (including any Capital Stock of the Borrower) material in relation to the financial condition of the Borrower on March 25, 2000, and (c) no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Borrower (other than those dividends and distributions permitted pursuant to subsection 8.11) nor has any of the Capital Stock of the Borrower been redeemed, retired, purchased or otherwise acquired for value by the Borrower. In addition, the Borrower has furnished the Lender with financial projections through the period ended March 31, 2000 (the "Financial Projections"). There has been no material adverse change in the operations, business, property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, form that set forth in the Financial Projections.

     6.3 EXISTENCE; COMPLIANCE WITH LAW. The Borrower (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified or licensed to do business as a foreign company and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except where the failure to be so qualified and/or in good standing, in the aggregate could not reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law applicable to such Borrower or Subsidiary, as the case may be, except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     6.4 POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The Borrower has the power and authority, and the legal right, to make, deliver and perform the Financing Documents to which it is a party and to borrow hereunder. The Borrower has taken all necessary action to authorize the Loans on the terms and conditions of this Agreement and the Note and to authorize the execution, delivery and performance by it of the Financing Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by the Borrower in connection with the Loans hereunder or with the execution, delivery or performance by the Borrower or the validity or enforceability with respect to or against the Borrower, as the case may be, of the Financing Documents to which the Borrower is a party (other than the filings of Uniform Commercial Code financing statements in order to perfect the security interest that can be perfected by such filings). Each of the Financing Documents, when executed and delivered, will constitute a legal, valid and binding obligation of the Borrower, enforceable against the Borrower, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     6.5 NO LEGAL BAR. The execution, delivery and performance of the Financing Documents, the Loans hereunder and the use of the proceeds thereof by the Borrower will not violate any Requirement of Law or Contractual Obligation of the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation other than as contemplated in or permitted by the Financing Documents.

     6.6 NO MATERIAL LITIGATION. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of their respective properties or revenues which has a reasonable possibility of an adverse determination, and if adversely determined, could reasonably be expected to have a Material Adverse Effect.

     6.7 NO DEFAULT. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing hereunder.

     6.8 OWNERSHIP OF PROPERTY; LIENS. The Borrower has good record and marketable title in fee simple to, or a valid leasehold interest in, all of its real property except for such matters as do not have a Material Adverse Affect on the use of the property in the conduct of the business as currently conducted, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien (other than Permitted Liens). Set forth on the MASTER DISCLOSURE SCHEDULE is a true and complete list of all of real property owned or leased by the Borrower and its Subsidiaries as of the Closing Date and all Liens granted by the Borrower and its Subsidiaries in respect of any real property owned or leased by it as of the Closing Date.

     6.9 INTELLECTUAL PROPERTY. (a) To the knowledge of the Borrower, each of the Borrower and its Subsidiaries owns, or is licensed to use, all material patents, trademarks (registered or unregistered), trade names, service marks, assumed names and copyrights (such items, together with all applications therefor and all other material intellectual property and proprietary rights, whether or not subject to statutory registration or protection, of the Borrower and any of its Subsidiaries that are used in or necessary for the conduct of the business of the Borrower and its Subsidiaries being collectively referred to herein as the "INTELLECTUAL PROPERTY") necessary for the conduct of its business except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect and (b) no claim of which the Borrower has been given notice has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim, except for such claims that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     6.10 TAXES. The Borrower and its Subsidiaries have filed or caused to be filed all tax returns which, to the knowledge of the Borrower and its Subsidiaries, are required to be filed and have paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property in respect of such periods and all other material taxes imposed on it or any of its property by any Governmental Authority (other than any taxes the amount or validity of which are being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower and its Subsidiaries and other than any taxes which in the aggregate would not have a Material Adverse Effect) in respect of such periods.

     6.11 FEDERAL REGULATIONS. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulations G, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. If requested by the Lender, the Borrower will furnish to the Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

     6.12 ERISA. The Borrower and each Commonly Controlled Entity is in compliance in all material respects with ERISA and the provisions of the Tax Code applicable to any Plans. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Tax Code or Section 302 of ERISA) has occurred with respect to any Plan. Neither the Borrower nor any Commonly Controlled Entity has incurred any liability to the PBGC over and above premiums which are required by law and which would constitute a Material Adverse Effect. Neither the Borrower nor any Commonly Controlled Entity has terminated any Plan in a manner which could result in the imposition of a Lien on the property of any Borrower or its Subsidiaries.

     6.13 INVESTMENT COMPANY ACT; OTHER REGULATIONS. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness as contemplated herein.

     6.14 SUBSIDIARIES. Set forth on the MASTER DISCLOSURE SCHEDULE is a true and complete list of all of the Subsidiaries of the Borrower as of the Closing Date.

     6.15 ENVIRONMENTAL MATTERS. Except to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy), individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and to the knowledge of the Borrower:

     (a) The facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries do not contain any Hazardous Materials in amounts or concentrations which (i) constitute a violation of, or (ii) could give rise to any liability under, any Environmental Law or could interfere with the continued operation of the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries or could reasonably be expected to impair the fair saleable value thereof.

     (b) The Borrower and its Subsidiaries, together with all of the facilities and properties owned, leased or operated by the Borrower or its Subsidiaries, are in compliance, and to the knowledge of the Borrower and its Subsidiaries have in the last three years been in compliance with all applicable Environmental Laws and applicable Environmental Permits, and the Borrower and its Subsidiaries reasonably believe that they will be able to comply with all applicable Environmental Laws in the future and renew or obtain all Environmental Permits necessary for their operations in the future.

     (c) Neither the Borrower nor any of its Subsidiaries has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries or the business of the Borrower and its Subsidiaries, nor to the knowledge of the Borrower or any of its Subsidiaries is such notice being threatened.

     (d) Hazardous Materials have not been transported, disposed of, emitted, discharged, or otherwise released or threatened to be released, nor has their disposal been arranged for, (i) by the Borrower or any of its Subsidiaries in violation of, or (ii) in a manner or to a location which could reasonably be expected to give rise to liability under, any applicable Environmental Law; nor have any Hazardous Materials been generated, treated, stored, emitted, discharged or otherwise released or threatened to be released or disposed of at, on or under any of the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law.

     (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower or any of its
         Subsidiaries, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or to the knowledge of the Borrower or any of its Subsidiaries will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Borrower or any of its Subsidiaries, or any of the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries.

     6.16 SOLVENCY. As of the Closing Date, after giving effect to the transactions contemplated to occur on the Closing Date, each of the Borrower and its Subsidiaries is Solvent.

     6.17 YEAR 2000 PROBLEM. The Borrower and its Subsidiaries have reviewed the areas within their businesses and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the "Year 2000 Problem" (i.e. the risk that computer applications used by the Borrower or any of its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999). Based upon such review, the Borrower reasonably believes that the "Year 2000 Problem" will not have any Materially Adverse Effect.

     6.18 OWNERSHIP OF BORROWER. The classes of Capital Stock, the number of authorized shares of Capital Stock, the number of outstanding shares of Capital Stock and the par values or other designations of the Capital Stock or other Equity Interests of the Borrower are correctly set forth in the MASTER DISCLOSURE SCHEDULE. All of the outstanding shares of Capital Stock or other Equity Interests of the Borrower are duly and validly issued, fully paid and nonassessable, and none of such issued and outstanding shares of Capital Stock or Equity Interests has been issued in violation of, or subject to, any preemptive or subscription rights. Except as set forth in the MASTER DISCLOSURE SCHEDULE, there are no: (a) outstanding shares of Capital Stock or other Equity Interests or other securities convertible into or exchangeable for Capital Stock or other beneficial interests of the Borrower, or (b) outstanding rights of subscription, warrants, calls, options, contracts or other agreements of any kind, issued, made or granted to or with any Person under which the Borrower may be obligated to issue, sell, purchase, retire or redeem or otherwise acquire or dispose of any shares of Capital Stock or other Equity Interest or beneficial interests of the Borrower.

     6.19 SUBSIDIARY ASSETS. None of the Subsidiaries of the Borrower has assets in excess of $200,000.00. In the aggregate, the Borrower's Subsidiaries do not have assets in excess of $250,000.00.

SECTION 7.        AFFIRMATIVE COVENANTS.

         The Borrower hereby covenants and agrees that, so long as any Loan or Letter of Credit is outstanding, or the Lender has any obligation to make any Loans or issue any Letters of Credit, that:

     7.1 FINANCIAL STATEMENTS. The Borrower shall furnish to the Lender the following financial statements:

     (a) As soon as available, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of income and retained earnings and of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or a qualification arising out of the scope of the audit, by Ernst & Young LLP or such other independent certified public accountants reasonably satisfactory to the Lender; and

     (b) As soon as available, but in any event not later than forty-five (45) days after the end of each calendar month of each fiscal year of the Borrower (other than that of the twelfth such month), the management-prepared consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such month and the related management-prepared consolidated statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer of the Borrower as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or Responsible Officer, as the case may be, and disclosed therein).

     7.2 CERTIFICATES; OTHER INFORMATION. The Borrower shall furnish to the Lender the following certificates and other information:

     (a) concurrently with the delivery of the financial statements referred to in subsection 7.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any breach of any of the financial covenants set forth in Section 8.1 of this Agreement, except as specified in such certificate;

     (b) concurrently with the delivery of the financial statements referred to in subsection 7.1(a) and 7.1(b), a Compliance Certificate, in the form attached hereto as APPENDIX C and incorporated herein by reference ("COMPLIANCE CERTIFICATE"), as completed and signed by a Responsible Officer of the Borrower;

     (c) while any Loans or Letters of Credit are outstanding, not later than twenty (20) days after the close of each calendar month, a report summarizing all agings of all Accounts and a Borrowing Base Certificate in the form attached hereto as APPENDIX D and incorporated herein by reference ("BORROWING BASE CERTIFICATE"), all as completed and certified by a Responsible Officer of the Borrower, and in such form and with such detail or information as the Lender may reasonably request, from time to time; and

     (d) annually, within thirty days after the end of each fiscal year of the Borrower, a management-prepared financial budget, including planned capital expenditures, for the upcoming fiscal year of the Borrower.

         The Borrower shall, and shall cause each of its Subsidiaries to, furnish to the Lender promptly, such additional financial and other information concerning the Borrower or any of its Subsidiaries or any of the Collateral as the Lender may from time to time reasonably request.

     7.3 PAYMENT OF OBLIGATIONS. The Borrower shall, and shall cause each of its Subsidiaries to, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of the material obligations of the Borrower or such Subsidiary, whichever is applicable, except as contemplated by this Agreement or where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or any of its Subsidiaries, as the case may be.

     7.4 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. The Borrower shall, and shall cause each of its Subsidiaries to: (a) continue to engage in business of the same general type as now conducted by Borrower and each of its Subsidiaries; (b) preserve, renew and keep in full force and effect its existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 8.8; and (c) comply in all material respects with all Contractual Obligations and Requirements of Law, except where (i) any such Contractual Obligation is being contested in good faith, a bona fide dispute exists with respect to any such Contractual

Obligation or failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (ii) any such Requirement of Law is being contested in good faith and the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     7.5 MAINTENANCE OF PROPERTY; INSURANCE. The Borrower shall, and shall cause each of its Subsidiaries to: (a) keep all property material to the conduct of its business in good working order and condition; (b) maintain insurance with financially sound and reputable insurance companies on such of its property and in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and (c) furnish to the Lender, upon written request, full information as to the insurance carried.

     7.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. The Borrower shall, and shall cause each of its Subsidiaries to: (a) keep proper financial records in conformity with GAAP and all Requirements of Law; (b) permit representatives of the Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time, upon reasonable notice, and as often as may reasonably be desired; PROVIDED, HOWEVER, that so long as no Event of Default has occurred and is continuing, such inspections shall be limited to one (1) inspection per each fiscal year of the Borrower and provided further that the costs and expenses of the initial inspection and examination by Lender under Section 5.2(d), shall be borne by Lender; and (c) permit, upon reasonable notice during normal business hours, representatives of the Lender to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

     7.7 NOTICES. The Borrower shall, and shall cause each of its Subsidiaries to, give prompt notice to the Lender of:

     (a) the occurrence of any Default or Event of Default;

     (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured, or resolved or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

     (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is not covered by insurance or in which injunctive or similar relief is sought which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

     (d) the following events, as soon as possible and in any event within thirty (30) days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity with respect to the withdrawal from, or the termination, reorganization or insolvency of, any Plan; and

     (e) any development or event which could reasonably be expected to have a Material Adverse Effect.

         Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

     7.8 ENVIRONMENTAL LAWS. The Borrower shall, and shall cause each of its Subsidiaries to:

     (a) comply with, and use reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use reasonable efforts to ensure that all tenants and subtenants, if any, obtain and comply with and maintain, any and all Environmental Permits required by applicable Environmental Laws; and

     (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

     7.9 MAINTENANCE OF LIENS OF THE SECURITY DOCUMENTS. The Borrower shall, and shall cause each of its Subsidiaries to, promptly, upon the reasonable request of the Lender, at the sole cost and expense of the Borrower and its
Subsidiaries, execute, acknowledge and deliver, or cause the execution, acknowledgement and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise reasonably deemed by the Lender necessary or desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby.

     7.10 PLEDGE OF AFTER ACQUIRED PROPERTY. If at any time following the Closing Date, the Borrower or any of its Subsidiaries shall acquire property of any nature whatsoever having a value in excess of Fifty Thousand and 00/100 Dollars ($50,000.00) which is intended by the terms of the applicable Security Document to be, but is not, subject to the Liens created by the Security Documents, the Borrower shall, or shall cause the relevant Subsidiaries to, as soon as possible and in no event later than thirty (30) days after the relevant acquisition date and, to the extent permitted by applicable law, grant to the Lender a first priority (subject to Permitted Liens) Lien on such property as collateral security for the Obligations pursuant to documentation reasonably satisfactory in form and substance to the Lender; PROVIDED, HOWEVER, that if such acquired property is real estate, the Lender may, in its sole discretion, consent to the granting of a Lien in its favor that is not a first priority Lien on such property. The Borrower, at its sole expense, shall execute, acknowledge and deliver, or cause the execution, acknowledgement and delivery of, and thereafter register, file or record in an appropriate governmental office, any document or instrument (including legal opinions, title insurance, consents and corporate documents) and take all such actions reasonably deemed by the Lender to be necessary or desirable to ensure the creation, priority and perfection of such Lien.

     7.11 NEW SUBSIDIARIES. The Borrower shall cause, at its sole cost and expense, each new Subsidiary of the Borrower created or acquired on or after the date hereof, promptly upon such creation or acquisition, to execute and deliver to the Lender the following agreements and documents, which agreements and documents shall be in form and substance reasonably satisfactory to the Lender:
(a) an instrument (it being acknowledged and agreed that an instrument in the form attached as Exhibit A to the Subsidiary Guaranty shall satisfy this requirement) pursuant to which such new Subsidiary shall be become a party to the Subsidiary Guaranty as a guarantor thereunder; (b) a security agreement (it being acknowledged and agreed that such security agreement shall be substantially in the same form as the Subsidiary Security Agreement-All Assets), pursuant to which, such Subsidiary shall grant to the Lender a first priority perfected security interest in all of its assets in order to secure the full and prompt payment and performance of the Obligations; (c) any and all UCC financing statements which the Lender deems necessary and appropriate in order to perfect its first priority perfected security interests in all of the assets of such Subsidiary; and (d) such other agreements, documents, financing statements, instruments, opinions and certificates and completion of such other matters, as the Lender may reasonably deem necessary or appropriate.

     7.12 DEPOSITORY ACCOUNTS. The Borrower shall, and shall cause each of its Subsidiaries to, maintain the Lender as its primary bank for all depository accounts.

     7.13 INTER-COMPANY RECEIVABLES. The Borrower shall, and shall cause each of its Subsidiaries to, pledge and assign in favor of the Lender all Inter-Company receivables, whether such receivables are undocumented, documented by contract, documented only on the books and records of the Borrower and/or the Subsidiary or evidenced by a promissory note or other instrument.

SECTION 8.        NEGATIVE COVENANTS.

         The Borrower hereby covenants and agrees that, so long as any Loan or Letter of Credit is outstanding, or the Lender has any obligation to make any Loans or issue any Letters of Credit, that:

     8.1      FINANCIAL COVENANTS.

     (a) RATIO OF CONSOLIDATED EBITDA TO CONSOLIDATED DEBT SERVICE. The Borrower shall not permit, and shall cause each of its Subsidiaries not to permit, for any period of four consecutive fiscal quarters, the ratio of Consolidated EBITDA for such period to Consolidated Debt Service for such period to be less than 1.25 to 1.00.

     (b) RATIO OF CONSOLIDATED TOTAL LIABILITIES TO CONSOLIDATED TANGIBLE NET WORTH. The Borrower shall not permit, and shall cause each of its Subsidiaries not to permit, for any period of four consecutive fiscal quarters, the ratio of Consolidated Total Liabilities for such period to Consolidated Tangible Net Worth for such period to be greater than
         1.50 to 1.00.

     (c) MAINTENANCE OF CONSOLIDATED TANGIBLE NET WORTH. The Borrower shall not permit, and shall cause each of its Subsidiaries not to permit, the Consolidated Tangible Net Worth at the end of any fiscal quarter commencing with the fiscal quarter ended March 31, 2000 to be less than an amount equal to the sum of (i) Eleven Million and 00/100 Dollars ($11,000,000.00) plus (ii) one hundred percent (100%) of the proceeds of any debt or equity security issuances made by the Borrower during such fiscal quarter.

     (d) LIMITATION ON CONSOLIDATED NET LOSSES. The Borrower shall not have, and shall cause each of its Subsidiaries not to have, any Consolidated Net Losses, for any two consecutive fiscal quarters commencing with the fiscal quarter ending March 31, 2000.

         Notwithstanding any provision contained in this Agreement to the contrary herein, for purposes of making all calculations in connection with the covenants contained in this subsection 8.1, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP consistently applied as in effect on the date of this Agreement. In the event of any material difference at any time between GAAP in effect on the date of this Agreement and GAAP from time to time in effect, the Compliance Certificate required pursuant to subsection 7.2(b) shall include a reconciliation of the calculations required thereby with the financial statements being delivered with such Compliance Certificate.

     8.2 LIMITATION ON CHANGES IN FISCAL YEAR. The Borrower shall not, and shall not permit any of its Subsidiaries to, change the fiscal year of the Borrower or any of its Subsidiaries.

     8.3 LIMITATION ON CAPITAL EXPENDITURES. The Borrower shall not, and shall not permit any of its Subsidiaries to, make or commit to make Capital Expenditures in the aggregate for the Borrower and its Subsidiaries during any of the fiscal years of the Borrower set forth below, in excess of the amount set forth opposite such fiscal year below:

========================================= ======================================
            Fiscal Year                                   Amount
----------------------------------------- --------------------------------------
                2000                                    $700,000.00
----------------------------------------- --------------------------------------
                2001                                   $1,000,000.00
----------------------------------------- --------------------------------------
   2002 (until the Maturity Date)                      $1,000,000.00
========================================= ======================================

provided that (i) Capital Expenditures with respect to each fiscal year shall be calculated with respect to the period beginning on January 1, 2000 and ending on December 31, 2000; (ii) Capital Expenditures permitted to be made during any fiscal year (and not carried over from a prior fiscal year) and not made during such fiscal year may be carried over and expended during the next succeeding fiscal year; and (iii) Capital Expenditures made during any fiscal year shall be first deemed made in respect of amounts carried over from the prior fiscal year and then deemed made in respects of amounts permitted for such fiscal year.

8.4 LIMITATION ON INDEBTEDNESS. The Borrower shall not, and shall cause each of its Subsidiaries not to, create, incur, assume or suffer to exist any Indebtedness, except:

     (a) Indebtedness   to  the  Lender  arising  under  any  of  the  Financing
         Documents;

     (b) Subordinated Debt;

     (c) Purchase Money Indebtedness of the Borrower or any of its Subsidiaries not to exceed the aggregate sum of One Hundred Thousand and 00/100 Dollars ($100,000.00);

     (d) Indebtedness with respect to Capitalized Lease Obligations of the Borrower or any of its Subsidiaries not to exceed the aggregate sum of One Million and 00/100 Dollars ($1,000,000.00);

     (e) current liabilities which are incurred in the ordinary course of business and which are not incurred through (i) the borrowing of money or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

     (f) Indebtedness with respect to taxes, assessments, governmental charges or levies which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, a the case may be, in conformity with GAAP; and

     (g) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary, so long as such Indebtedness (i) is subordinated in right of payment to all Obligations; and (ii) has terms and conditions as the Lender may reasonably require.

     8.5 LIMITATION ON CONTINGENT LIABILITIES. The Borrower shall not, and shall not permit any of its Subsidiaries to, assume, guarantee, endorse or otherwise become directly or contingently liable (including without limitation, liable by way of agreement, contingent or otherwise to purchase or provide funds for payment, to supply funds to or otherwise invest in any debtor or otherwise to assure any creditor against any loss) in connection with any Indebtedness of any other Person, except for: (a) liabilities to the Lender arising under any of the Financing Documents; and (b) guarantees made in the ordinary course of the business by the Borrower of obligations of any Subsidiary, which obligations are otherwise permitted under this Agreement.

     8.6 LIMITATION ON LIENS. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for the following (hereinafter referred to collectively as "PERMITTED LIENS"):

     (a) Liens created pursuant to the Security Documents;

     (b) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

     (c) statutory landlords' liens and carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business for sums which are not overdue for a period of more than sixty (60) days or which are being contested in good faith by appropriate proceedings;

     (d) judgment Liens created by or resulting from any litigation or legal proceeding if released or bonded within thirty (30) days of the date of creation thereof, unless such litigation or legal proceeding could reasonably be expected to have a Material Adverse Effect;

     (e) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

     (f) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (g) Liens consisting of easements, zoning restrictions, flowage rights, rights-of-way, covenants, conditions, restrictions, reservations, licenses, agreements and other similar matters, which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the use of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Subsidiary;

     (h) Liens to secure Indebtedness for Purchase Money Indebtedness to the extent that such Indebtedness is permitted under subsection 8.4(c); PROVIDED, HOWEVER, that (i) each such Lien is given only to secure the purchase price of the property which is the subject of such Purchase Money Indebtedness, does not extend to any other property and is given at the time of acquisition of the property; and (ii) the Purchase Money Indebtedness secured thereby does not exceed the lesser of the cost of such property or its fair market value at the time of acquisition;

     (i) Liens in favor of lessors under Capitalized Leases to the extent that the Capitalized Lease Obligations thereunder is Indebtedness permitted under subsection 8.4(d); PROVIDED, HOWEVER, that each such Lien extends only to the property which is subject of such Capitalized Lease, is given only to secure the Capitalized Lease Obligations under such Capitalized Lease, and is given at the commencement date of such Capitalized Lease; and

     (j) Liens in existence on the date hereof listed on the MASTER DISCLOSURE SCHEDULE; PROVIDED, HOWEVER, that no such Lien encumbers any additional property after the Closing Date and that the amount of Indebtedness secured thereby shall not subsequently be increased.

     8.7 LIMITATION ON NEGATIVE PLEDGES. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into with any Person any agreement (other than this Agreement and the other Financing Documents) which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or which prohibits or limits loans or dividends by any of the Subsidiaries to the Borrower.

     8.8 LIMITATION ON FUNDAMENTAL CHANGES. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

     (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of the Borrower (provided that the wholly owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation);

     (b) any wholly owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other wholly owned Subsidiary of the Borrower; and

     (c) pursuant to any sale of assets expressly permitted by subsection 8.9.

     8.9 LIMITATION ON SALE OF ASSETS. The Borrower shall not, and shall not permit any of its Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person (other than the Borrower or any wholly owned Subsidiary, and subject to the provisions of the Security Documents), except:

     (a) the conveyance, sale, lease, assignment, transfer or other disposition of Obsolete Property or surplus property in the ordinary course of business;

     (b) the sale of inventory in the ordinary course of business;

     (c) the sale or discount for fair value, without recourse and consistent with sound business practices of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

     (d) the license of Intellectual Property in the ordinary course of business;

     (e) leases or subleases of property not materially interfering with the ordinary course of conduct of the business of the Borrower and its Subsidiaries;

     (f) the sale or transfer of property and assets to the extent and as permitted by subsection 8.8(b); and

     8.10 LIMITATION ON SALES AND LEASEBACKS. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary (a "SALE/LEASEBACK TRANSACTION").

     8.11 RESTRICTED PAYMENTS. The Borrower shall not, and shall not permit any of its Subsidiaries to, declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries or any warrants or options to purchase any such shares of Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any of its Subsidiaries (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called "RESTRICTED PAYMENTS"), except that, so long as no Event of Default, or event which with the passage of time, the giving of notice, or both, would constitute an Event of Default, has occurred or is continuing, any Subsidiary may declare and pay dividends to the Borrower or any Subsidiary, to the extent and as provided under the Security Documents.

     8.12 LIMITATION ON INVESTMENTS, LOANS AND ADVANCES. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of, or any assets constituting a business unit of, or make any other investment in, any Person (an "INVESTMENT"), except:

     (a) investments in Cash Equivalents;

     (b) securities held by the Borrower or any of its Subsidiaries prior to the Closing Date and listed on the Master Disclosure Schedule;

     (c) Investments by the Borrower in any Subsidiary and Investments by any such Subsidiary in the Borrower or in any other Subsidiary; provided, however, that such loans, advances or contributions shall not at any time exceed $250,000.00 in the aggregate or $200,000.00 with respect to any single Subsidiary;

     (d) extensions of trade credit and endorsements of negotiable instruments and other negotiable documents in the ordinary course of business; and

     (e) loans and advances to employees and directors of the Borrower or any of its Subsidiaries for the purchase of Capital Stock of the Borrower under the Borrower's existing stock, option, and restricted stock plans, and for travel, entertainment and relocation expenses, all in the ordinary course of business in an aggregate amount for the Borrower and its Subsidiaries not to exceed Twenty Five Thousand and 00/100
         Dollars ($25,000.00) at any time outstanding; PROVIDED HOWEVER, Borrower may make loans, not to exceed the aggregate principal amount of Four Hundred Thousand Dollars and 00/100 ($400,000.00) to Mr.

         Michael Hone; PROVIDED FURTHER that any promissory note or notes evidencing such loan(s) to Mr. Hone shall be pledged in favor of, and delivered to, the Lender.

     8.13 LIMITATION ON TRANSACTIONS WITH AFFILIATES. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any transaction (including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service) with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement; (b) in the ordinary course of the Borrower's or such Subsidiary's business; and (c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate; PROVIDED, HOWEVER, that the foregoing restriction shall not prohibit (i) any employment agreement entered into by the Borrower or any of its Subsidiaries in the ordinary course of business; (ii) any issuance of securities in connection with employment arrangements, stock options and stock ownership plans of the Borrower entered into in the ordinary course of business; (iii) transactions between the Borrower and its Subsidiaries; and (iv) the transactions contemplated by the agreements listed on the MASTER DISCLOSURE SCHEDULE.

     8.14 LIMITATION ON LINES OF BUSINESS. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or which are reasonably related thereto.

     8.15 LIMITATION ON SUBSIDIARY ASSETS. In addition to without limiting the provisions of Section 8.12(c) above, the Borrower shall not, and shall not permit any of its Subsidiaries to, increase the assets of any Subsidiary of the Borrower to an amount in excess of $250,000.00 in the aggregate or an amount in excess of $200,000.00 with respect to any single Subsidiary.

SECTION 9.        EVENTS OF DEFAULT.

     9.1 EVENTS OF DEFAULT; ACCELERATION. If any of the following events ("EVENTS OF DEFAULT" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "DEFAULTS") shall occur:

     (a) the Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation when due in accordance with the terms of this Agreement and the other Financing Documents; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five (5) days after any such interest or other amount becomes due in accordance with the terms of this Agreement and the other Financing Documents; or

     (b) any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Financing Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Financing Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

     (c) the failure by the Borrower or any other Loan Party to punctually perform, observe, comply with or satisfy any covenant, agreement or condition contained in (i) SECTION 7 or SECTION 8 of this Agreement or
         (ii) Section 4.1, 5.4, 5.5, 5.6(a)-(d) of each of the Security Agreements or the last paragraph of Section 5.8 of each of the Security Agreements of each of the Security Agreements; or

     (d) the Borrower or any Subsidiary shall default in the observance or performance of any other agreement contained in this Agreement or any other Financing Document (other than as provided in paragraphs (a)
         through (c) of this Section), and such default shall continue unremedied for a period of thirty (30) days after the earlier of (i) the date on which a Responsible Officer of the Borrower first learns of such default or (ii) the date on which written notice thereof shall have been given to the Borrower by the Lender; or

     (e) the Borrower or any Subsidiary shall fail to pay when due (after any applicable period of grace) any Indebtedness of the Borrower or such Subsidiary (other than (i) Indebtedness comprising of the Obligations and (ii) Subordinated Debt), which together with all such other due but unpaid Indebtedness, exceeds the sum of One Hundred Thousand and 00/100 Dollars ($100,000.00), or shall fail (after any applicable period of grace) to observe or perform any term, covenant or agreement evidencing or securing such Indebtedness, which shall remain uncured or unwaived, and which permits the acceleration of such Indebtedness, or any default or event of default shall have been declared under any agreement relating to such Indebtedness; or

     (f) the Borrower or any other Loan Party shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of itself or of all or a substantial part of its property, (ii) be generally not paying its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the United States Bankruptcy Code, as amended from time to time, (v) take any action or commence any case or proceeding under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or any other law providing for the relief of debtors, (vi) fail to contest in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the United States Bankruptcy Code, as amended from time to time or other law, (vii) take any action under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing, or (viii) take any corporate action for the purpose of effecting any of the foregoing; or

     (g) a proceeding or case shall be commenced against the Borrower or any other Loan Party, without the application or consent of the Borrower or such Loan Party, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets, or (iii) similar relief in respect of it, under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts or any other law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of ninety (90) days; or an order for relief shall be entered in an involuntary case under the United States Bankruptcy Code, as amended from time to time, against the Borrower or any other Loan Party; or
         action under the laws of the jurisdiction of incorporation or organization of the Borrower or any other Loan Party similar to any of the foregoing shall be taken with respect to the Borrower or any other Loan Party and shall continue unstayed and in effect for a period of ninety (90) days; or

     (h) (i) the Borrower or any Commonly Controlled Entity shall fail to pay when due any amount that it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA, unless (A) such liability is being contested in good faith by appropriate proceedings, the Borrower or such Commonly Controlled Entity, as the case may be, has established and is maintaining adequate reserves in accordance with GAAP and no lien shall have been filed to secure such liability or (B) which would not have a Material Adverse Effect; (ii) the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans; or (iii) a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

     (i) one or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving individually a liability of Fifty Thousand and 00/100 Dollars ($50,000.00) (not paid or fully covered by insurance) or in the aggregate a liability (not paid or fully covered by insurance) of One Hundred Thousand and 00/100 Dollars ($100,000.00) or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof; or

     (j) service of any process upon the Lender, seeking to attach by Lien, levy, mesne, trustee or other process, any funds of the Borrower or any of its Subsidiaries on deposit with, or in possession or control of the Lender; or

     (k) if any of the Financing Documents (including the Subsidiary Guaranty) (or any provision contained therein) shall be cancelled, terminated, revoked, curtailed or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Lender, or any action at law, suit or in equity or other legal proceeding to cancel, revoke, curtail or rescind any of the Financing Documents shall be commenced by or on behalf of the Borrower or any of its officers, director or stockholders, or any Governmental Authority of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any of the Financing Documents (including the Subsidiary Guaranty) (or any provision contained therein) is illegal, invalid or unenforceable in accordance with the terms thereof; or

     (l) any of the Security Documents shall, at any time after their execution and delivery for any reason, cease to create a valid and perfected first priority security interest in and to all of the Collateral pledged or granted thereunder; or

     (m) a material portion of the property of the Borrower and its Subsidiaries (whether or not Collateral) is damaged by fire or other casualty, or otherwise lost or stolen, the restoration or replacement cost of which property exceeds, in the aggregate, the amount of insurance proceeds readily available for such restoration or replacement, and such loss would have a Material Adverse Effect; or

     (n) any default shall exist and remain unwaived or uncured with respect to any of the Subordinated Debt if, as a result of such default, any holder of the Subordinated Debt, is entitled to cause any such Subordinated Debt to become due prior to its stated date of maturity; or

     (o) any of the provisions with respect to subordination of the Subordinated Debt under the Subordination Agreement ceases to be enforceable in accordance with its terms (save and except for any choice of law provisions, the invalidity of which shall not be deemed to be an Event of Default);

then, and in any such event, so long as the same may be continuing, the Lender may, by notice in writing to the Borrower, declare all amounts owing with respect to this Agreement, the Notes and the other Financing Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in subsection 9.1(f) or subsection 9.1(g), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Lender.

     9.2 TERMINATION OF COMMITMENT. If any one or more of the Events of Default specified in subsection 9.1(f) or subsection 9.1(g) shall occur, any unused portion of the credit hereunder shall forthwith terminate and the Lender shall be relieved of all further obligations to make Loans to the Borrower. If any other Event of Default shall have occurred and be continuing, the Lender may, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and the Lender shall be relieved of all further obligations to make Loans. No termination of the credit hereunder shall relieve the Borrower of any of the Obligations.

SECTION 10.       RIGHTS AND REMEDIES.

     10.1 RIGHTS AND REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Lender shall have accelerated the maturity of the Loans pursuant to subsection 9.1, the Lender, if owed any amount with respect to the Loans may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to the Lender are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Lender.

10.2 SETOFF. Regardless of the adequacy of any of the Collateral, upon the occurrence and during the continuance of any Event of Default, any deposits or other sums credited by or due from the Lender to the Borrower and any securities or other property of the Borrower in the possession of the Lender may be applied to or set off by the Lender against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to the Lender.

     10.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder or under the other Financing Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     10.4 DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that, following the occurrence or during the continuance of any Event of Default, the Lender receives any monies in connection with the enforcement of any of the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows: (a) first, to the Obligations in such order or preference as the Lender may determine; (b) second, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Lender of all of the Obligations, to the payment of any obligations required to be paid pursuant to ss.9-504(l)(c) of the UCC; and (c) third, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

SECTION 11.       MISCELLANEOUS.

     11.1 SURVIVAL OF COVENANTS. Except for those which by their terms survive termination of the Financing Documents, all agreements, representations, covenants and warranties made by the Borrower and any Loan Party in the Financing Documents shall remain in full force and effect until all Obligations to the Lender have been paid in full and satisfied, notwithstanding the fact that Loans may, from time to time, be in a zero or credit position.

     11.2 PRIOR DISCUSSIONS; AMENDMENTS IN WRITING; COUNTERPARTS. The Financing Documents incorporate all discussions and negotiations among the Lender, the Borrower and the other Loan Parties and either express or implied, concerning the Obligations, notwithstanding any custom, usage or oral agreement or understanding to the contrary. This Agreement may be amended or modified only in writing signed by the parties hereto, and in the case of the Lender signed by a duly authorized officer thereof. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but such counterparts together shall constitute one and the same instrument. Any proof of this Agreement shall require production of only one such counterpart.

     11.3 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     11.4 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered by hand, or when sent by facsimile transmission or by telex, answer back received, or on the first Business Day after delivery to any overnight delivery service, freight prepaid, or three (3) Business Days after being sent by certified or registered mail, return receipt requested, postage prepaid, and addressed as follows in the case of the Borrower, any Subsidiary and the Lender, or to such other address as may be hereafter notified by the respective parties hereto:

 (a)  If to the Borrower
      or any Subsidiary, then:   Centennial Technologies, Inc.
                                 7 Lopez Road
                                 Wilmington, MA  01887
                                 Attention:  Richard J. Pulsifer, CFO
                                 Telecopier No: 978-988-7651

               with copies to:   Goodwin, Procter & Hoar LLP
                                 Exchange Place
                                 Boston, MA 02109
                                 Attention:  Raymond C. Zemlin, P.C.
                                 Telecopier No.: 617.523.1231
 (b)  If to the Lender, then:              Citizens Bank of Massachusetts
                                 28 State Street
                                 Boston, Massachusetts 02109
                                 Attention:  Victoria P. Lazzell, Vice President
                                 Telecopier No: 617.725.5693

               with copies to:   Peabody & Arnold LLP
                                 50 Rowes Wharf
                                 Boston, MA  02110
                                 Attention: Jennifer Post, Esq.
                                 Telecopier No:  617-951-2125

provided that any notice, request or demand to or upon the Lender pursuant to subsection 2.3, 3.2, 4.1 or 4.2 shall not be effective until received.

     11.5 EXPENSES. The Borrower agrees to pay (a) the reasonable costs of reproducing this Agreement, the other Financing Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Lender (other than taxes based upon the Lender's net income) on or with respect to the transactions contemplated by this Agreement (the Borrower hereby agreeing to indemnify the Lender with respect thereto), (c) the reasonable fees, expenses and disbursements of counsel to the Lender incurred in connection with the administration or interpretation of the Financing Documents and other instruments mentioned herein, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the reasonable fees, expenses and disbursements of the Lender incurred by the Lender in connection with the administration or interpretation of the Financing Documents and other instruments mentioned herein, including all title insurance premiums and surveyor, engineering and appraisal charges, (e) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of the Lender, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by the Lender in connection with (i) the enforcement of or preservation of rights under any of the Financing Documents against the Borrower or the administration thereof after the occurrence of a Default or Event of Default (including engineering appraiser and investment banking charges) and
(ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Lender's relationship with the Borrower and
(f) all reasonable fees, expenses and disbursements of the Lender incurred in connection with UCC searches, UCC filings or mortgage recordings. The covenants contained in this subsection shall survive payment or satisfaction in full of all other Obligations.

     11.6 INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless the Lender from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Agreement or any of the other Financing Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by the Borrower of the proceeds of any of the Loans, (b) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower or any other Loan Party comprised in the Collateral, (c) all liabilities, obligations, claims, damages, costs, losses and expenses (including court costs and attorney's reasonable fees and expenses) that the Lender may sustain or incur by reason of, relating to or arising out of the preparation of this Agreement, the defending or protecting of any Collateral or the priority of the Lender's interest therein, or in collecting or enforcing the Obligations, or in enforcing any of the Lender's rights or remedies, or in the prosecution or defense of any action or proceeding concerning any matter growing out of or connected with this Agreement, any of the other Financing Documents, the Obligations, the Collateral, or on account of the Lender's relationship with the Borrower or any other Loan Party (except for such claims which have been determined by a court of competent jurisdiction to have arisen out of the Lender's actual bad faith, willful misconduct or gross negligence) or (d) with respect to the Borrower or any other Loan Party and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding; PROVIDED HOWEVER that such indemnification shall not apply to claims which have been determined by a court of competent jurisdiction to have arisen out of the Lender's actual bad faith, willful misconduct or gross negligence. In litigation, or the preparation therefor, the Lender shall be entitled to select its own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this subsection are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this subsection shall survive payment or satisfaction in full of all other Obligations.

     11.7 ACKNOWLEDGEMENTS. The Borrower hereby acknowledges that (a) the Borrower has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Financing Documents; (b) the Lender has no fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Financing Documents, and the relationship of the Lender, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and (c) no joint venture is created hereby or by the other Financing Documents or otherwise exists by virtue of the transactions contemplated hereby between the Borrower and the Lender.

     11.8 SUCCESSORS AND ASSIGNS; ASSIGNMENTS AND PARTICIPATION.

     (a) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement.

     (b) ASSIGNMENTS. The Lender shall have the unrestricted right at any time or from time to time, and without the Borrower's consent, to assign all or any portion of its rights and obligations hereunder to one or more banks or other financial institutions (each, an "ASSIGNEE"), and the Borrower agrees that it shall execute, or cause to be executed, such documents, including without limitation, amendments to this Agreement and to any other documents, instruments and agreements executed in connection herewith as the Lender shall deem necessary to effect the foregoing. In addition, at the request of the Lender and any such Assignee, the Borrower shall issue one or more new promissory notes, as applicable, to any such Assignee and, if bank has retained any of its rights and obligations hereunder following such assignment, to the Lender, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the promissory note held by the Lender prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and the Lender after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by the Lender in connection with such assignment, and the payment by the Assignee of the purchase price agreed to by the Lender and such Assignee, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of the Lender hereunder (and under all of the other Financing Documents) to the extent that such rights and obligations have been assigned by the Lender pursuant to the assignment documentation between the Lender and such Assignee, and the Lender shall be released from its obligations hereunder and thereunder to a corresponding extent. In addition to the foregoing assignments permitted under this subsection, the Lender may at any time pledge all or any portion of its rights under this Agreement and the other Financing Documents to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors and any Operating Circular issued by the Federal Reserve Bank. No such assignment shall release the Lender from its obligations under this Agreement and the other Financing Documents.

     (c) PARTICIPATION. The Lender shall have the unrestricted right at any time and from time to time, and without the consent of or notice to the Borrower, to grant to one or more banks or other financial institutions (each, a "PARTICIPANT") participating interests in the Lender's obligation to lend hereunder and/or any or all of the loans held by the Lender hereunder. In the event of any such grant by the Lender of a participating interest to a Participant, whether or not upon notice to the Borrower, the Lender shall remain responsible for the performance of its obligations hereunder and the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations hereunder. The Lender may furnish any information concerning the Borrower in its possession from time to time to prospective Participants, provided that the Lender shall require any such prospective Participant to agree in writing to maintain the confidentiality of such information.

     11.9 LOSS, THEFT, DESTRUCTION OR MUTILATION OF ANY NOTE. Upon receipt of an affidavit of an officer of the Lender as to the loss, theft, destruction or mutilation of any Note or any other Financing Document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note or other Financing Document, the Borrower will issue, in lieu thereof, a replacement note or other Financing Document in the same principal amount thereof and otherwise of like tenor.

     11.10 WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER FINANCING DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

     11.11 GOVERNING LAW; JURISDICTION. This Agreement and the other Financing Documents are executed and delivered under seal and shall be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts, without giving effect to the conflict of law provisions thereof. The Borrower submits itself to the non-exclusive jurisdiction of the Courts of The Commonwealth of Massachusetts for all purposes with respect to the Financing Documents and the Borrower's relationship with the Lender.

            [THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed and delivered under seal by their proper and duly authorized officers as of the day and year first above written.

WITNESS:                                CENTENNIAL TECHNOLOGIES, INC.



                                        By:
-------------------------------            -------------------------------------
Name:                                        Name:
                                             Title:
                                                 Its duly authorized officer
WITNESS:                                CITIZENS BANK OF MASSACHUSETTS



                                        By:
-------------------------------            -------------------------------------
Name:                                        Victoria P. Lazzell, Vice President

                          COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.                                                      June ___, 2000

     Then personally appeared the above-named ____________________ as _______________ of Centennial Technologies, Inc., and acknowledged the foregoing instrument to be _________________ free act and deed and the free act and deed of Centennial Technologies, Inc., before me.



                                                          Notary Public
                                                          My commission expires:
                                                          [AFFIX NOTARIAL SEAL]


                          COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.                                                      June ___, 2000

         Then personally appeared the above-named Victoria P. Lazzell as Vice President of Citizens Bank of Massachusetts, and acknowledged the foregoing instrument to be her free act and deed and the free act and deed of Citizens Bank of Massachusetts, before me.



                                                          Notary Public
                                                          My commission expires:
                                                          [AFFIX NOTARIAL SEAL]

________________________________________________________________________________


                                CREDIT AGREEMENT

                                (the "AGREEMENT")

                                 by and between

                         CITIZENS BANK OF MASSACHUSETTS
                                 (the "LENDER")

                                       and

                          CENTENNIAL TECHNOLOGIES, INC.
                                (the "BORROWER")

________________________________________________________________________________

                           MASTER DISCLOSURE SCHEDULE

         The Borrower represents and warrants to the Lender that the statements contained in SECTION 6 and SECTION 8 of the Agreement are true, correct and complete as of the date of the Agreement, except as set forth in this Master Disclosure Schedule (as the same may be supplemented, from time to time, the "MASTER DISCLOSURE SCHEDULE"). The Master Disclosure Schedule is arranged in sections corresponding to the lettered and numbered sections contained in
SECTION 6 and SECTION 8 of the Agreement.

________________________________________________________________________________

                                CREDIT AGREEMENT

                                (the "AGREEMENT")

                                 by and between

                         CITIZENS BANK OF MASSACHUSETTS
                                 (the "LENDER")

                                       and

                          CENTENNIAL TECHNOLOGIES, INC.
                                (the "BORROWER")
________________________________________________________________________________

                                   APPENDIX A

         1. Definitions. As used in the Agreement, the following terms shall have the following meanings:

                  "ACCOUNTS": all "accounts" as that term is defined in the UCC, of the Borrower and its Subsidiaries and to the extent not included in such definition, shall also mean and include all accounts receivable, book debts, notes, drafts and other forms of obligations or indebtedness now owned or hereafter received or acquired by or belonging or owing to the Borrower or any of its Subsidiaries whether arising out of personal property owned or leased by any of them, Goods sold by any of them or services rendered by any of them or from any other transaction, whether or not the same involves the lease of personal property, sale of Goods or performance of services by the Borrower or any of its Subsidiaries (including, without limitation, any such obligation or indebtedness which would be characterized as an account, general intangible or chattel paper under the Uniform Commercial Code in effect in any jurisdiction) and all of the rights of the Borrower or any of its Subsidiaries in, to and under all purchase orders now owned or hereafter received or acquired by any of them for Goods or services, and all of the rights of the Borrower or any of its Subsidiaries to any Goods represented by any of the foregoing (including returned or repossessed Goods and unpaid seller's rights) and all moneys due or to become due to the Borrower or any of its Subsidiaries under all contracts for the sale of Goods and/or the performance of services by it (whether or not yet earned by performance), in each case whether now in existence or hereafter arising or acquired including, without limitation, the right to receive the proceeds of said purchase orders and contracts and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

                  "ADJUSTMENT DATE": the first Business Day following receipt by the Lender of both (i) the financial statements required to be delivered pursuant to subsection 7.1(a) or 7.1(b), as the case may be, for the most recently completed fiscal period and (ii) the certificate required to be delivered pursuant to subsection 7.2(b) with respect to such fiscal period.

                  "AFFILIATE": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "AGREEMENT": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "APPLICABLE MARGIN": for each Loan, 0.00% initially; PROVIDED HOWEVER, that such margin shall be adjusted within five business days subsequent to the delivery by the Borrower to the Lender of Borrower's most recent fiscal period ended financial statements in accordance with
         Section 7.1 (a) and (b) and the certificate required by Section 7.2 (b) whereupon the Applicable Margin will be adjusted, and thereafter the Applicable Margin for all Loans will be adjusted, on each Adjustment Date based upon the ratio of (i) Total Consolidated Liabilities at the last day of the quarter ended on the date of the financial statements relating to such Adjustment Date to (ii) the Consolidated Tangible Net Worth for such period as determined from such financial statements, to the Applicable Margin set forth below opposite the level for which the ratio of Total Consolidated Liabilities to Consolidated Tangible Net Worth as so determined satisfies the corresponding criteria set forth under the heading "Ratio of Total Consolidated Liabilities to Consolidated Tangible Net Worth" on the table below:

   -------------- -------------------------------------------- -----------------
       Level                       Ratio of                    Applicable
                        Total Consolidated Liabilities         Margin for Loans
                                      to
                        Consolidated Tangible Net Worth
   -------------- -------------------------------------------- -----------------
         I        >=1.00 x but <1.50 x                         0.50%
   -------------- -------------------------------------------- -----------------
        II        >=0.75 x but <1.00 x                         0.25%
   -------------- -------------------------------------------- -----------------
        III       >=0.50 x but <0.75 x                         0.00%
   -------------- -------------------------------------------- -----------------
        IV        >=0.25 x but <0.50 x                         minus 0.25%
   -------------- -------------------------------------------- -----------------


                  Notwithstanding the foregoing, in the event that the financial statements required to be delivered pursuant to subsection 7.1(a) or 7.1(b), as applicable, and the related certificate required pursuant to subsection 7.2(b), are not delivered when due, then for the period commencing on the next Adjustment Date to occur subsequent to such failure through the date immediately following on the date on which such financial statements and such related certificate is delivered, the Applicable Margin shall be 0.50%.

                  "APPLICATION": an application, in such form as the Lender may specify from time to time, to open a Letter of Credit.

                  "ASSET SALE": as to any Person, any voluntary or involuntary sale or other disposition subsequent to the Closing Date of any assets or property of such Person.

                  "BOARD OF GOVERNORS": the Board of Governors of the Federal Reserve System and any Governmental Authority which succeeds to the powers and functions thereof.

                  "BORROWER": as defined in the preamble to this Agreement.

                  "BORROWER SECURITY AGREEMENT - ALL ASSETS": the Borrower Security Agreement - All Assets to be executed and delivered by the Borrower, substantially in the form of EXHIBIT B, as the same may be amended, supplemented or otherwise modified from time to time.

                  "BORROWING BASE":  as defined in subsection 2.2.

                  "BORROWING DATE": any Business Day specified in a notice pursuant to subsection 2.3 or 3.2 as a date on which the Borrower requests the Lender to make Loans or issue a Letter of Credit hereunder.

                  "BUSINESS DAY": any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of The Commonwealth of Massachusetts, or is a day on which banking institutions located in The Commonwealth of Massachusetts are required or authorized by any Requirement of Law to be closed.

                  "CAPITAL EXPENDITURES": as to any Person for any period, the aggregate amount paid or accrued by such Person for the rental, lease, purchase (including by way of the acquisition of securities of a Person), construction or use of any property during such period, the value or cost of which, in accordance with GAAP, would appear on such Person's consolidated balance sheet in the category of property, plant or equipment at the end of such period, excluding (a) any such expenditure in respect of any Replacement Asset and (b) any such expenditure made to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation of such property, to the extent such expenditure is made with insurance proceeds or condemnation awards relating to any such damage, loss, destruction or condemnation and (c) any such expenditure in respect of a Capitalized Lease.

                  "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "CAPITALIZED LEASE": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

                  "CAPITALIZED  LEASE  OBLIGATIONS":   as  to  any  Person,  the
         obligations of such Person to pay rent or other amounts under any Capitalized Leases; the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "CASH EQUIVALENTS": (a) securities issued or directly and fully guaranteed or insured by the United States Government, or any agency or instrumentality thereof, having maturities of not more than one year from the date of acquisition, (b) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of "A" or better from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.; (c) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof of the Lender, or of any domestic commercial bank the long-term debt of which is rated at the time of acquisition thereof at least A or the equivalent thereof by Standard & Poor's Ratings Group, or A or the equivalent thereof by Moody's Investors Service, Inc., and having capital and surplus in excess of Five Hundred Million and 00/100 Dollars ($500,000,000.00), (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a), (b) and (c) entered into with any bank meeting the qualifications specified in clause (c) above, (e) commercial paper rated at the time of acquisition thereof at least A-2 or the equivalent thereof by Standard & Poor's Ratings Group or P-2 or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in either case maturing within two hundred seventy
         (270) days after the date of acquisition thereof and (f) other investment instruments approved in writing by the Lender and offered by the Lender or by any financial institution which has a combined capital and surplus of not less than One Hundred Million and 00/100 Dollars ($100,000,000.00).

                  "CLOSING DATE": the date on which the conditions precedent set forth in subsection 5.1 shall be satisfied or waived (but in no event later than June 2, 2000).

                  "COLLATERAL": all assets of the Loan Parties, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document.

                  "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under
         Section 414(b) or (c) of the Tax Code or, solely for purposes of determining liability under Section 412 of the Tax Code, which is treated as a single employer under Section 414(b), (c), (m) or (o) of the Tax Code.

                  "COMPLIANCE CERTIFICATE": as defined in subsection 7.2(b).

                  "CONSOLIDATED CASH DEBT SERVICE": for any period, Consolidated Debt Service paid in cash during such period.

                  "CONSOLIDATED DEBT SERVICE": for any period, the sum of (i) the aggregate of interest, including payments in the nature of interest under Capitalized Leases and interest rate protection agreements, paid or accrued (whether such interest is reflected as an item of expense or capitalized) or Indebtedness (but excluding Indebtedness owing to Intel Corporation), plus (ii) the aggregate amount of all mandatory scheduled payments, prepayments and sinking fund payments, in each case with respect to principal paid or accrued in respect of Indebtedness (but excluding Indebtedness owing to Intel Corporation) and Capitalized Leases, plus (iii) any dividends paid or payable (other than dividends paid or payable by a Subsidiary to the Borrower or another Subsidiary) of Borrower and its Subsidiaries for such period, all as determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED EBITDA": for any period, the Consolidated Net Income for such period, plus, to the extent deducted in determining such Consolidated Net Income, (i) Consolidated Interest Expense, (ii) depreciation, (iii) depletion, (iv) amortization, (v) all Federal, state, local and foreign income taxes and (vi) all other non-cash expenses, minus, to the extent added in determining such Consolidated Net Income, (i) unfinanced capital expenditures, (ii) distributions and dividends to shareholders, (iii) cash paid for Federal, State, local and foreign income taxes and (iv) any non-cash income or non-cash gains, all as determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED NET INCOME": for any period, the net income of the Borrower and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, but excluding from the determination of Consolidated Net Income (without duplication) (a) any extraordinary or non-recurring gains or losses or gains or losses from Asset Sales, (b) effects of discontinued operations, (c) the income (or loss) of any Person in which any other Person (other than the Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid in cash to the Borrower or any of its Subsidiaries by such Person during such period and (e) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or the date such Person's assets are acquired by the Borrower or any of its Subsidiaries.

                  "CONSOLIDATED NET LOSS": for any period, the net loss of the Borrower and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP but excluding from such calculation of Consolidated Net Loss any goodwill amortization expenses.

                  "CONSOLIDATED NET WORTH": at any date of determination, all items which would, in accordance with GAAP, be included under shareholders' equity on a consolidated balance sheet of the Borrower and its Subsidiaries at such date of determination.

                  "CONSOLIDATED TANGIBLE NET WORTH": at any date of determination, all items which would, in accordance with GAAP, be included under shareholders' equity on a consolidated balance sheet of the Borrower and its Subsidiaries at such date of determination MINUS the amount of total intangible assets of Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP. Total intangible assets shall be deemed to include, but shall not be limited to, good will, trademarks, tradenames, patents, patent rights, deferred expenses, and the excess of cost over book value of acquired businesses accounted for by the purchase method formulae.

                  "CONSOLIDATED TOTAL LIABILITIES": all Indebtedness of Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

                  "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "DEFAULT":  as defined in subsection 9.1.

                  "DOLLARS" and "$": dollars in lawful currency of the United States of America.

                  "ELIGIBLE ACCOUNTS": all Accounts other than Accounts which are: (a) outstanding more than ninety (90) days from the date of invoice or shipment date, whichever is earlier; (b) based on payment terms other than those which are usual and customary to the business of the Borrower and its Subsidiaries; (c) owed by any account debtor located outside the United States of America; (d) due from any past, present or future Affiliate of the Borrower or any of its Subsidiaries;
         (e) due from a Person who is the subject of a voluntary or involuntary bankruptcy, insolvency, reorganization, liquidation or other debt relief or adjustment proceeding, including an assignment for the benefit of its creditors; (f) due from any government entity subject to specific legal assignment laws or rules; (g) due from any account debtor which holds or is entitled to any claim, counterclaim, setoff or chargeback or which has the right to return to the Borrower or any of its Subsidiaries for credit or refund, the goods giving rise to such account; (h) due from account debtors with respect to which the Borrower or any of its Subsidiaries is an account debtor ("contra accounts"); (i) based on any sale made on, so-called, "delayed shipping", "bill and hold", or "dating" basis more than thirty (30) days past due; (j) due from a Person who has failed to pay other Accounts due to Borrower such that an aggregate of 25% of the total
         Accounts owing to Borrower by such Person is then and has been outstanding more than ninety (90) days from date of invoice or shipment date, which ever is earlier; (k) due from an employee of Borrower or any of its Subsidiaries; (l) due from Persons who are not located in the United States, unless such Account is insured or supported by a Letter of Credit upon terms satisfactory to the Bank in its sole discretion; or (m) determined by the Lender, in the exercise of its commercially reasonable judgment, to be difficult to collect, to be of diminished or uncertain value, or in which the Lender may not have a perfected security interest pursuant to the provisions of the Security Documents.

                  "ENVIRONMENTAL LAWS": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

                  "ENVIRONMENTAL PERMITS": all permits, licenses, registrations, notifications, exemptions, and other authorizations required under Environmental Laws.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "EVENT OF DEFAULT":  as defined in subsection 9.1.

                  "EXTENSION OF CREDIT": collectively, (a) the making of any Loan by the Lender, (b) the issuance of any Letter of Credit by the Lender, and (c) the extension of any amounts by Lender under the Foreign Exchange Guidance Line.

                  "FACILITY FEE RATE": on the Maximum Amount 0.250% initially; provided, however, such rate shall be adjusted within five business days subsequent to delivery by Borrower to the Lender of Borrower's most recent fiscal period ended financial statements in accordance with
         Section 7.1 (a) and (b),  and the  certificate  required by Section 7.2
         (b) whereupon the Facility Fee Rate shall be adjusted, and thereafter, the Facility Fee Rate for the Maximum Amount will be adjusted, on each Adjustment Date based upon the ratio of (i) Total Consolidated Liabilities at the last day of the quarter ended on the date of the financial statements to (ii) the Consolidated Tangible Net Worth for such period as determined from such financial statements, to the Facility Fee Rate set forth below opposite the level for which the ratio of Total Consolidated Liabilities to Consolidated Tangible Net Worth as so determined satisfies the corresponding criteria set forth under the heading "Ratio of Total Consolidated Liabilities to Consolidated Tangible Net Worth" on the table below:

        ------------- -------------------------------------------- -------------
           Level                       Ratio of                    Facility Fee
                            Total Consolidated Liabilities         Rate
                                          to
                            Consolidated Tangible Net Worth
        ------------- -------------------------------------------- -------------
             I        >=1.00 x but <1.50 x                         0.500%
        ------------- -------------------------------------------- -------------
            II        >=0.75 x but <1.00 x                         0.250%
        ------------- -------------------------------------------- -------------
            III       >=0.50 x but <0.75 x                         0.250%
        ------------- -------------------------------------------- -------------
            IV        >=0.25 x but <0.50 x                         0.250%
        ------------- -------------------------------------------- -------------

                  "FINANCING DOCUMENTS": this Agreement, any Notes, the Letters of Credit, the Applications, the Security Documents, the Subordination Agreement, the Foreign Exchange Guidance Line and any and all other agreements, guaranties, instruments, documents, certificates, financing statements, powers of attorney, consents and filings, whether heretofore, now, or hereafter executed by or on behalf of the Borrower or any of its Subsidiaries or any other Person and delivered to the Lender in connection with the Loans, all as may be amended, modified, supplemented, restated or extended from time to time.

                  "FOREIGN EXCHANGE GUIDANCE LINE": The Guidance Line for foreign exchange contracts in major non-U.S. currencies provided upon the Lender's standard foreign exchange guidance line documents and agreements, providing an aggregate limit of one million dollars ($1,000,000) and an aggregate assumed risk exposure of two hundred thousand dollars ($200,000) consisting of not more than one hundred thousand dollars ($100,000) for application to "forward contracts" and not more than one hundred thousand dollars ($100,000) for daily settlements of any contracts in foreign currencies.

                  "GAAP": generally accepted accounting principles in the United States of America in effect from time to time (subject to the provisions of the last paragraph of subsection 8.1).

                  "GOVERNMENTAL AUTHORITY": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "HAZARDOUS MATERIALS": any petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos and asbestos-containing materials, pollutants, contaminants, and all other materials and substances including but not limited to radioactive materials regulated pursuant to any Environmental Laws or that could result in liability under any Environmental Law.

                  "INDEBTEDNESS": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Capitalized Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person and (e) all indebtedness of others of the types described in (a) through (d) above secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (the amount of such indebtedness with respect to such Person being deemed to be the lesser of the value of such property or the amount of indebtedness of others so secured).

                  "INITIAL FINANCIAL STATEMENTS": as defined in subsection 6.1.

                  "INTEL   CORPORATION":    Intel   Corporation,    a   Delaware
         corporation.

                  "INTEL SUBORDINATED DEBT": the Subordinated Debt which is described and defined in the Subordination Agreement.

                  "INTELLECTUAL PROPERTY":  as defined in subsection 6.9.

                  "INVENTORY":  all  "inventory" (as that term is defined in the
         UCC) of the Borrower and its Subsidiaries, and to the extent not included in such definition, shall also mean and include all raw materials and other materials and supplies, work-in-process and finished goods of the Borrower and its Subsidiaries and any products made or processed therefrom and all substances, if any, commingled therewith or added thereto.

                  "INVESTMENT":  as defined in subsection 8.12.

                  "LATE RATE":  as defined in subsection 4.3.

                  "LENDER":  as defined in the preamble to this Agreement.

                  "LETTERS OF CREDIT":  as defined in subsection 3.1(a).

                  "LIEN": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

                  "LOAN": any Revolving Credit Loan or any Letters of Credit (whether drawn or undrawn) issued.

                  "LOAN PARTIES": the Borrower or any Subsidiary which is now or hereafter becomes a party to any Financing Document.

                  "MATERIAL ADVERSE EFFECT" or "Material Adverse Change": a material adverse effect or change on (a) the business, operations, property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Financing Documents or the rights or remedies of the Lender hereunder or thereunder.

                  "MATURITY DATE": initially, the date of July 31, 2002; provided, however, such date may be extended at the Lender's sole discretion; provided further, however, that nothing herein shall be construed to be a commitment, undertaking or obligation of Lender to extend the Maturity Date or make an Extension of Credit after the Maturity Date.

                  "MAXIMUM AMOUNT": as defined in subsection 2.1(a).

                  "MAXIMUM L/C DRAWING AMOUNT": the maximum aggregate amount from time to time that beneficiaries may draw under outstanding Letters of Credit.

                  "NET PROCEEDS": the aggregate cash proceeds received by the Borrower or any Subsidiary (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) in respect of:

                           (a)  any issuance of Capital Stock; and

                           (b)  any  Asset  Sale   (excluding  any  proceeds  of
                  insurance received upon any casualty or loss);

         in each case net of (without duplication), (i) the amount required to repay any Indebtedness (other than the Loans) secured by a Lien on any assets of the Borrower or its Subsidiaries that are collateral for any such debt securities or loans that are sold or otherwise disposed of in connection with such Asset Sale, (ii) the reasonable expenses
         (including legal fees and brokers' and underwriters' commissions, lenders' fees or credit enhancement fees, in any case, paid to third parties or, to the extent permitted hereby, Affiliates) incurred in effecting such issuance or sale and (iii) any taxes reasonably attributable to such sale and reasonably estimated by the Borrower or its Subsidiaries to be actually payable.

                  "NOTE":  as defined in subsection 2.1(b).

                  "OBLIGATIONS": all Indebtedness, obligations and liabilities of the Borrower or any and all of its Subsidiaries to the Lender, individually or collectively, now existing or hereafter arising, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Financing Documents or in respect of any of the Loans or the Note, the Letters of Credit or other instruments at any time evidencing any thereof.

                  "OBSOLETE PROPERTY": any property of the Borrower or any of its Subsidiaries which is obsolete, outdated or worn out or the useful life of which has ended, in each case in the good faith determination of the Borrower or any applicable Subsidiary.

                  "PARTICIPANT":  as defined in subsection 11.8(c)

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any Governmental Authority which succeeds to the powers and functions thereof.

                  "PERMITTED LIENS": as defined in subsection 8.6.

                  "PERSON": an individual, partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "PLAN": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "PRIME RATE": for any day, a rate equal to the variable rate of interest per annum, most recently announced by the Lender at its headquarters in Boston, Massachusetts, as its "base rate," with the understanding that the Lender's "base rate" is one of its interest rates and serves as a basis upon which effective rates of interest are calculated for loans making reference thereto and may not be the lowest of the Lender's interest rates. Any change in the Prime Rate shall be effective as of the effective date stated in the announcement by the Lender of such change.

                  "PURCHASE MONEY INDEBTEDNESS": any Indebtedness incurred by the Borrower or any of its Subsidiaries, whichever is applicable, in connection with the acquisition by the Borrower or any of its Subsidiaries, whichever is applicable, of any real or personal property.

                  "REIMBURSEMENT OBLIGATION": the obligation of the Borrower to reimburse the Lender pursuant to subsection 3.4(a) for amounts drawn under Letters of Credit.

                  "REPLACEMENT ASSET": any property acquired by the Borrower or any of its Subsidiaries subsequent to the Closing Date which replaces Obsolete Property of the same type and utility as the property acquired.

                  "REPORTABLE EVENT": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 2615.

                  "REQUIREMENT OF LAW": as to any Person, the Certificate (or Articles) of Incorporation (or Organization) and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "RESPONSIBLE OFFICER": as to any Person, the chief executive officer and the president of such Person or, with respect to financial matters, the chief financial officer of such Person or, in either case, such other executive officers as may be designated from time to time by such Person in writing to the Lender.

                  "RESTRICTED PAYMENTS":  as defined in subsection 8.11.

                  "REVOLVING CREDIT PERIOD": the period from and after the Closing Date to and including the Maturity Date or any earlier date on which the obligation of the Lender to make Loans shall terminate, as provided herein

                  "SALE/LEASEBACK TRANSACTION":  as defined in subsection 8.10.

                  "SECURITY AGREEMENT": the Borrower Security Agreement - All Assets.

                  "SECURITY DOCUMENTS": collectively, the Security Agreement and all other security agreements, pledge agreements, financing statements, assignments, mortgages, agreements, documents and instruments now or hereafter delivered to the Lender granting a Lien on any asset or assets of any Person to secure the Obligations or to secure any guarantee of any such Obligations and, including, without limitation, any such document delivered pursuant to subsections 7.10 and 7.11.

                  "SOLVENT": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount that will be required to pay all "liabilities of such Person, contingent or otherwise", as of such date (as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors) as such debts become absolute and matured, (b) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (c) such Person will be able to pay its debts as they mature, taking into account the timing of and amounts of cash to be received by such Person and the timing of and amounts of cash to be payable on or in respect of indebtedness of such Person; in each case after giving effect to (A) as of the Closing Date the making of the extensions of credit to be made on the Closing Date and to the application of the proceeds of such extensions of credit and (B) on any date after the Closing Date, the making of any extension of credit to be made on such date, and to the application of the proceeds of such extension of credit. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "SUBORDINATED DEBT": collectively, the Intel Subordinated Debt, and any and all other Indebtedness, liabilities and obligations of the Borrower to any Person (other than the Lender) which is subordinated to the Obligations upon terms and conditions which are reasonably satisfactory to the Lender.

                  "SUBORDINATION AGREEMENT": the Subordination Agreement to be executed and delivered by Borrower and Intel Corporation, substantially in the form of EXHIBIT C, as the same may be amended, supplemented or otherwise modified from time to time.

                  "SUBORDINATION AGREEMENTS": collectively, the Subordination Agreement, and any other subordination agreement (or provision) by which the Subordinated Debt is subordinated to the Obligations upon terms and conditions which are reasonably satisfactory to the Lender.

                  "SUBSIDIARY": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "TAX CODE": the Internal Revenue Code of 1986, as amended from time to time.

                  "TOTAL WORKING CAPITAL OUTSTANDINGS":  at any time, the sum of
         (i) the aggregate outstanding principal balance of the Loans at the time and (ii) the Maximum L/C Drawing Amount at the time.

                  "UCC": the Uniform Commercial Code as from time to time in effect in The Commonwealth of Massachusetts.

                  "UNIFORM CUSTOMS": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

         2. USE OF TERMS. The use of the singular of terms which are defined in the plural shall mean and refer to any one of them; and pronouns used herein shall be deemed to include the singular and the plural and all genders. The use of the connective "or" is not intended to be exclusive; the term "may not" is intended to be prohibitive and not permissive; use of "includes" and "including" is intended to be interpreted as expansive and amplifying and not as limiting in any way.

         The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references in this Agreement to Articles, Sections, Exhibits, Schedules and Appendices refer to Articles, Sections, Exhibits, Schedules and Appendices of this Agreement unless otherwise indicated. All Exhibits, Schedules and Appendices attached to this Agreement are incorporated herein and made a part hereof.

________________________________________________________________________________

                                CREDIT AGREEMENT

                                (the "AGREEMENT")

                                 by and between

                         CITIZENS BANK OF MASSACHUSETTS
                                 (the "LENDER")

                                       and

                          CENTENNIAL TECHNOLOGIES, INC.
                                (the "BORROWER")
________________________________________________________________________________

                                  LIEN SEARCHES

                                   APPENDIX B

                                                                      APPENDIX C

                        [FORM OF COMPLIANCE CERTIFICATE]

                             COMPLIANCE CERTIFICATE

         Reference is hereby made to a certain Credit Agreement, dated as of June ___, 2000 (as the same may be amended, modified, supplemented, extended or restated, from time to time, the "CREDIT AGREEMENT") by and between CENTENNIAL TECHNOLOGIES, INC., a Delaware corporation (the "BORROWER") and CITIZENS BANK OF MASSACHUSETTS, a Massachusetts savings bank (the "LENDER"). All capitalized terms not defined herein but defined in the Credit Agreement shall have the meanings given to such terms in the Credit Agreement.

         The undersigned hereby certifies that he or she is a Responsible Officer of the Borrower and as such, is authorized, for and on behalf of the Borrower, to execute and deliver this Compliance Certificate to the Lender in accordance with the provisions of the Credit Agreement. Pursuant to the provisions of subsection 7.2(b) of the Credit Agreement, the undersigned hereby certifies to the Lender as follows:

                  1. Each of the representations and warranties made by the Borrower and its Subsidiaries in or pursuant to the Financing Documents are true and correct in all material respects on and as of the date hereof, as if made on and as of the date hereof, except (a) to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and
         (b) as follows:

                           [Describe divergences, if any]

                  2. Since the end of the last fiscal quarter of the Borrower, no Material Adverse Change has occurred except:

                           [Describe, if any]

                  3. Except as set forth in the certificates attached hereto and except as heretofore disclosed to the Lender in previous Compliance Certificates, there has been no change (i) in the Certificate of Incorporation or By-laws of the Borrower, or (ii) in the incumbency of the officers of the Borrower whose signatures have heretofore been certified to the Lender.

                  4. The financial statements submitted herewith (if any) are in compliance with the applicable provisions of subsections 7.1 and 7.2 of the Credit Agreement.

                  5. The undersigned has reviewed or caused to be reviewed all of the Financing Documents, and based upon such review and to the knowledge of the undersigned, no Default or Event of Default has occurred and is continuing as of the date hereof (or if applicable, will occur after giving effect to the making of the Loans requested to be made on the date hereof), except as follows:

                           [Describe Defaults or Events of Default]

                  6. Attached hereto as Appendix A are calculations demonstrating that, based upon the financial statements of the Borrower and its Subsidiaries submitted herewith (if any), the Borrower and its Subsidiaries were in compliance as of the date of such financial statements with all financial covenants set forth in subsections 8.1 and 8.3 of the Credit Agreement to be measured as of such date, except as noted on Appendix A attached hereto.

                  7. Any changes in the chief executive office and chief place of business of the Borrower or any of its Subsidiaries which have occurred and/or any additional locations at which any of the Inventory or equipment are kept, notice of which has not yet been provided to the Lender, in accordance with the provisions of the Security Documents, are set forth below:

                           [Describe]

         EXECUTED under seal as of this ________ day of ________________, _____.


                                            CENTENNIAL TECHNOLOGIES, INC.


                                            By:
                                               ---------------------------------
                                                  Name:
                                                  Title:
                                                     Its duly authorized officer

                                                                      APPENDIX D

                      [FORM OF BORROWING BASE CERTIFICATE]

                           BORROWING BASE CERTIFICATE

         Reference is hereby made to a certain Credit Agreement, dated as of June 2, 2000 (as the same may be amended, modified, supplemented, extended or restated, from time to time, the "CREDIT AGREEMENT") by and between CENTENNIAL TECHNOLOGIES, INC., a Delaware corporation (the "BORROWER") and CITIZENS BANK OF MASSACHUSETTS, a Massachusetts savings bank (the "LENDER"). All capitalized terms not defined herein but defined in the Credit Agreement shall have the meanings given to such terms in the Credit Agreement.

         The undersigned hereby certifies that he or she is a Responsible Officer of the Borrower and as such, is authorized, for and on behalf of the Borrower, to execute and deliver this Borrowing Base Certificate to the Lender in accordance with the provisions of the Credit Agreement. Pursuant to the provisions of subsection 7.2(c)(i) of the Credit Agreement, the undersigned hereby certifies to the Lender that the following is a fair, accurate and complete report of the Revolving Credit Borrowing Base as of ______________ (the "RELEVANT DATE"):

1.   ELIGIBLE ACCOUNTS:

(a)  Total Accounts,  per the attached  accounts  receivable      $
     aging, as of the Relevant Date                               --------------

(b)  Accounts  that  are  not  Eligible   Accounts  per  the      $
     attached schedule                                            --------------

(c)  Total Eligible Accounts                                      $
     (Line 1(a) minus Line 1(b))                                  --------------

2.       REVOLVING CREDIT BORROWING BASE - AVAILABILITY:

(a)  80% of all Eligible Accounts (i.e. Line 1(c))                $
                                                                  --------------

(b)  Maximum Revolving Credit Amo                                 $4,000,000.00
                                                                  --------------

(c)  Lesser of either Line 2(a) or 2(b)                           $
                                                                  --------------
(d)  Principal  balance of Revolving  Credit Loans as of the
     Relevant Date                                                $
                                                                  --------------
(e)  Balance available for borrowing as of the Relevant Date
     (Line 2(c) minus Line 2(d))                                  $
                                                                  --------------

        EXECUTED under seal as of this ________ day of __________________, ____.


                                            CENTENNIAL TECHNOLOGIES, INC.


                                            By:
                                               ---------------------------------
                                                  Name:
                                                  Title:
                                                     Its duly authorized officer







                                       2